EARNINGS PER SHARE COMPUTATIONS:
              MODIFIED TREASURY STOCK METHOD:

              TOTAL EXERCISE PROCEEDS                    $20,070,960
                                                           ---------
              PERIOD-END OUTSTANDING SHARES                4,063,625
                                                           ---------
              20% OF PERIOD-END OUTSTANDING SHARES           812,725
                                                           ---------
              AVERAGE SHARE PRICE DURING PERIOD                $5.88
                                                           ---------
              PROCEEDS USED TO PURCHASE SHARES             4,778,823
                                                           ---------
              REMAINING PROCEEDS                          15,292,137
                                                           ---------
              PROCEEDS USED TO RETIRE AVERAGE DEBT        12,385,109
                                                           ---------
              REMAINING PROCEEDS INVESTED                 $2,907,028
                                                           =========
              ADJUSTED INCOME (LOSS):
               NET INCOME (LOSS)                          ($4,148,635)
               DIVIDENDS AND ACCRETION TO PREFERRED STOCK  (6,125,549)
                                                          ------------
              ADJUSTED INCOME (LOSS)                      (10,274,184)

              INTEREST (EXPENSE) ON RETIRED DEBT (10.25%)     317,368
              INTEREST INCOME ON PROCEEDS INVESTED (2.5%)      18,169
              TAX EFFECT OF INTEREST ADJUSTMENTS    (40%)    (134,215)
                                                            ---------
              NET INCOME (LOSS) FOR EARNINGS
                  PER SHARE PURPOSES                      (10,072,862)
                                                            ---------
              SHARES:
              WEIGHTED AVERAGE SHARES OUTSTANDING            3,906,851
              WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING 5,091,379
              20% OF PERIOD-END OUTSTANDING SHARES             812,725
                                                             ---------
              TOTAL SHARES FOR EARNINGS PER SHARE PURPOSES   9,810,956
                                                             ---------
              NET INCOME (LOSS) PER SHARE                       ($1.03)
                                                             =========
              MAXIMUM INCOME (MINIMUM LOSS) PER SHARE:
              ADJUSTED INCOME (LOSS)                      ($10,274,184)
                                                             ---------
              WEIGHTED AVERAGE SHARES OUTSTANDING            3,906,851
                                                             ---------
              NET INCOME (LOSS) PER SHARE                       ($2.63)
                                                             =========